Exhibit 5.1

RICHARDSON & PATEL LLP
1100 Glendon Avenue
Eighth Floor
Los Angeles, California 90024
Telephone (310) 208-1182
Facsimile (310) 208-1154

November 9, 2012

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

Re:	1,065,434 Shares of Common Stock Registered on Form S-8

Gentlemen:

We have acted as counsel to ClearSign Combustion Corporation, a Washington corporation (the “Company”), in connection with the preparation of and the filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company’s Registration Statement on Form S-8 relating to 985,434 shares of the Company’s common stock (the “Plan Shares”) which are reserved for issuance from the ClearSign Combustion Corporation 2011 Equity Incentive Plan and 80,000 shares of the Company's common stock underlying warrants (the "Warrants") issued for compensation (the "Warrant Shares").

In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Plan Shares and the Warrant Shares, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

Based upon the foregoing, we are of the opinion that (i) the Plan Shares issuable by the Company pursuant to the Registration Statement, including the Plan Shares that will be issued upon exercise of the options, and (ii) the Warrant Shares to be issued upon exercise of the Warrants, will be validly issued, fully paid and nonassessable. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states of the United States to the issuance and sale of the Shares.

We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

/s/Richardson & Patel LLP

RICHARDSON & PATEL LLP